Exhibit 1.1

AmTrust Financial Services, Inc.

$150,000,000 7.25% Subordinated Notes due 2055

UNDERWRITING AGREEMENT

June 11, 2015

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

AmTrust Financial Services, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), $150,000,000 principal amount of its 7.25% Subordinated Notes due 2055 (the “Firm Securities”), and, at the option of the Managers acting on behalf of the Underwriters, up to an additional $22,500,000 aggregate principal amount of such 7.25% Subordinated Notes due 2055 (the “Option Securities”), solely to cover over-allotments. The Firm Securities and the Option Securities are herein referred to collectively as the “Securities.” The Securities will be issued pursuant to an Indenture dated as of December 21, 2011 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to be supplemented by the fifth supplemental indenture, to be dated as of June 18, 2015 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated June 11, 2015, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus filed with the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated by reference therein on the date hereof (the “Incorporated Documents”). The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)(i) The Incorporated Documents, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement and the Incorporated Documents, when they were or are filed with the Commission, did not contain or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering, at the Closing Date and at the Option Closing Date (as defined in Section 2) (as applicable), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain as of its date, the Closing Date and the Option Closing Date (as applicable), any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements incorporated by reference in the Time of Sale Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus; and, since the respective dates as of which information is given in the Time of Sale Prospectus, there has not been any change in the capital stock (excluding the issuance of stock option grants, awards of restricted stock or restricted stock units or other equity awards in the ordinary course of business pursuant to the Company’s 2010 Omnibus Incentive Plan, as amended, the exercise of any stock options, or the vesting of restricted stock or restricted stock units, which in each case are outstanding as of the date of this Agreement) or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Time of Sale Prospectus.

(f) The Company and its subsidiaries have good and marketable title in fee simple to all material real property and good and marketable title to all material tangible personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the Company’s or its subsidiaries’ businesses are held by them under valid, subsisting and enforceable leases with such customary exceptions or such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary constituting at least 10% of the Company’s total consolidated assets as of March 31, 2015 and the other operating subsidiaries that contribute materially to the Company’s earnings (the “Material Subsidiaries”), listed in Annex B hereto, has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.

(h) Each of the Company’s insurance company subsidiaries (an “Insurance Subsidiary”) is duly organized and licensed as an insurance company in its jurisdiction of organization or incorporation, as the case may be (whether inside or outside the United States), and each of the Insurance Subsidiaries is duly licensed or authorized as an insurer in each other jurisdiction (whether inside or outside the United States) where it is required to be so licensed or authorized to conduct its business as set forth in each of the Time of Sale Prospectus, in each case, with such exceptions, individually or in the aggregate, as would not result in a Material Adverse Change; each of the Insurance Subsidiaries is in compliance with the requirements of the insurance laws and regulations of its jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information required to be filed thereunder (“Notices”), in each case with such exceptions, individually or in the aggregate, as would not result in a Material Adverse Change; and, except as otherwise set forth in the Time of Sale Prospectus, neither the Company nor any of its Insurance Subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional consent, approval, authorization, order, registration or qualification (“Approval”) from such insurance regulatory authority is needed to be obtained by the Company or its Insurance Subsidiaries in any case where it would be reasonably expected that the failure to obtain such Approval would result in a Material Adverse Change;

(i) Without limiting the foregoing, the Company and each of the Insurance Subsidiaries has filed all Notices pursuant to, and has obtained all Approvals required to be obtained under, and has otherwise complied with all requirements of, all applicable insurance laws and regulations in connection with the issuance and sale of the Securities, in each case with such exceptions, individually or in the aggregate, as would not result in a Material Adverse Change;

(j) The consolidated and parent only historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Time of Sale Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). No pro forma financial information is required to be filed with the Commission pursuant to Regulation S-X with respect, individually or in the aggregate, to the acquisitions or dispositions since January 1, 2015;

(k) The 2014 statutory annual statements of each Insurance Subsidiary and the statutory balance sheets and income statements included in such statutory annual statements together with related schedules and notes have been prepared, in all material respects, in conformity with statutory accounting principles and practices required or permitted by the appropriate insurance regulator of the jurisdiction of organization or incorporation (whether inside or outside the United States) of each such Insurance Subsidiary, and such statutory accounting principles and practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of such Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of such Insurance Subsidiaries for the periods covered thereby.

(l) The interactive data in eXtensbile Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m) As of March 31, 2015, the Company has an authorized and outstanding capitalization as set forth in the Time of Sale Prospectus under the section entitled “Capitalization — Actual”, and except with respect to the grant or issuance by the Company in the ordinary course of its business, or the exercise, forfeiture or surrender of, options or shares of stock, pursuant to, or in connection with, the Company’s existing stock compensation plans, as of the time when sales of the Securities were first made, the Company shall have, in all material respects, an authorized and outstanding capitalization as set forth in the Time of Sale Prospectus under the section entitled “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(n) The Securities have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, the Securities will be duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and entitled to the rights under, and the benefits of, the Indenture.

(o) All corporate action required to be taken for the authorization, issuance and sale of the Securities has been validly and sufficiently taken; and the stockholders of the Company do not have any preemptive or similar rights with respect to the Securities.

(p) The form of notes representing the Securities complies in all material respects with all applicable requirements of the New York Stock Exchange (the “NYSE”) and the Indenture, and has been duly authorized and approved by the board of directors of the Company.

(q) This Agreement has been duly authorized, executed and delivered by the Company.

(r) This Agreement conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus.

(s) The Indenture has been duly authorized by the Company, will be duly qualified under the Trust Indenture Act of 1939, as amended, and when the Fifth Supplemental Indenture shall have been duly executed and delivered by the Trustee, will constitute a valid and legally binding instrument of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Indenture will conform in all material respects to the description thereof in the Registration Statement, the Prospectus and the Time of Sale Prospectus.

(t) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(u) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-laws of the Company or (iii) result in the breach or violation of any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (i) and (iii) above, as would not result in a material adverse effect on the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or prevent the execution or delivery of this Agreement or the Indenture, the consummation by the Company of the transactions contemplated under this Agreement or the Indenture or the issuance and sale of the Securities; and no consent, approval, authorization, order, registration or qualification of or with any such court or insurance regulatory authority or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(v) Neither the Company nor any of its Insurance Subsidiaries is in violation of its respective constitutive documents or By-laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which default would result in a Material Adverse Effect.

(w) The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Description of the Notes” and “Description of Debt Securities” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Certain U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(x) Other than as set forth in the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(y) There are no statutes, regulations, related party transactions, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(z) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(aa) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; it is understood that the Company’s management has not conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting for any period after December 31, 2014.

(bb) Since the date of the latest audited financial statements incorporated by reference in the Time of Sale Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(dd) BDO USA LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, is an independent registered public accounting firm with respect to the Company and its subsidiaries, within the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and as required by the Act and the rules and regulations of the Commission thereunder.

(ee) The Company and its Insurance Subsidiaries maintain insurance against such losses and risks as is, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be reasonably necessary to continue its business at a cost that would not result, individually or in the aggregate, in a Material Adverse Change.

(ff) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending.

(gg) Neither the Company nor any of its Insurance Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Insurance Subsidiaries, acting on behalf of the Company or its Insurance Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Insurance Subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) The Company and each of its subsidiaries have (i) timely filed all United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (ii) paid in full all taxes shown as due thereon and any other assessment, fine or penalty levied against it, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not result, individually or in the aggregate, in a Material Adverse Change, and (iii) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(jj) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereinafter stated, the Company agrees to sell to the Underwriters the Option Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Option Securities shall be reduced by an amount per share equal to any interest payments declared, if any, by the Company and payable on the Firm Securities but not payable on the Option Securities. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Option Securities to be purchased by the Underwriters and the date on which such notes are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. Option Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. On each day, if any, that Option Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional notes as you may determine) that bears the same proportion to the total number of Option Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Option Securities shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time or on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company or its designated custodian. Payment for the Securities shall be made against delivery to you on the Closing Date or Option Closing Date, as applicable, for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or Option Closing Date, as applicable, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and the Option Closing Date, as applicable:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(iii) there shall not have occurred any (i) suspension or material limitation in trading on, or by, as the case may be, any of the NYSE, the NYSE MKT LLC or the NASDAQ Global Market, (ii) suspension in trading of any securities of the Company on the NASDAQ Global Market, (iii) material disruption in securities settlement, payment or clearance services in the United States, (iv) any moratorium on commercial banking activities declared by Federal or New York State authorities or (v) outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

(b) The Underwriters shall have received on the Closing Date and the Option Closing Date, as applicable, a certificate, dated the Closing Date or the Option Closing Date, as applicable, and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as applicable, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Option Closing Date, as applicable.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) (i) The Underwriters shall have received on the Closing Date and the Option Closing Date, as applicable, an opinion and negative assurance letter of Sidley Austin LLP, outside counsel for the Company, dated the Closing Date or the Option Closing Date, as applicable, to the effect set forth in Annex A-1 hereto, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters; and (ii) the Underwriters shall have received on the Closing Date and the Option Closing Date, as applicable, opinions of Stephen B. Ungar, General Counsel and Secretary of the Company, on behalf of the Company, Technology Insurance Company, Inc. and Wesco Insurance Company; Berwin Leighton Paisner LLP, counsel for AmTrust Europe Limited; Jeremy Cadle, General Counsel of AmTrust Europe Limited; and Wakefield Quin, counsel for AmTrust International Insurance Ltd., each dated the Closing Date or the Option Closing Date, as applicable, to the effect set forth in Annex A-2 hereto.

The opinions of counsel for the Company described in this Section 5(c) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d) The Underwriters shall have received on the Closing Date or the Option Closing Date, as applicable, an opinion and negative assurance letter of Sullivan & Cromwell LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, with respect to such matters as the Managers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e) The Underwriters shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as applicable, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from BDO USA LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

The several obligations of the Underwriters to purchase Securities hereunder are subject to the delivery to you on the Closing Date or Option Closing Date, as applicable, of the documents indicated in this Section 5 and such other documents as you may reasonably request with respect to the good standing of the Company and the Insurance Subsidiaries on such Closing Date or Option Closing Date, as applicable, and other matters related to the issuance of such Securities.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale

Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith the Company will not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum (together with the fees in (iv), not to exceed $7,500), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority (together with the fees in (iii), not to exceed $7,500), (v) any fees charged by the rating agencies for the rating of the Securities, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Securities on the NYSE, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary, (ix) the document production charges and expenses associated with printing this Agreement and the fees and disbursements of counsel for any trustee in connection with the Indenture and the Securities and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j) To use its commercially reasonable efforts to list the Securities on the NYSE within 30 days of the Closing Date and to maintain the listing of the Securities on the NYSE.

(k) During the period beginning on the date hereof and continuing to and including the date that is 30 days after the date hereof, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Securities, including any securities that are convertible into or exchangeable for, or that represents rights to receive, the Securities or securities that are substantially similar to the Securities (other than (i) the Securities or (ii) securities or rights permitted with the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(l) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (a) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (b) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective liquidation amounts of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, NYSE MKT LLC or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on the NASDAQ Global Market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate number of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Option Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Securities to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

16. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

Very truly yours,

AMTRUST FINANCIAL SERVICES, INC.

By :	/s/ Stephen Ungar
Name: Stephen Ungar
Title: Senior Vice President, General Counsel & Secretary

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

UBS SECURITIES LLC

By :	/s/ Demetrios Tsapralis
Name: Demetrios Tsapralis
Title: Executive Director

By :	/s/ Mehdi Manii
Name: Mehdi Manii
Title: Director

KEEFE, BRUYETTE & WOODS, INC.

By :	/s/ Seth A. Bair
Name: Seth A. Bair
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Managers:	Morgan Stanley & Co. LLC UBS Securities LLC Keefe, Bruyette & Woods, Inc.

Managers authorized to release lock-up under Section 6:	Morgan Stanley & Co. LLC UBS Securities LLC Keefe, Bruyette & Woods, Inc.

Managers authorized to appoint counsel under Section 8:	Morgan Stanley & Co. LLC UBS Securities LLC Keefe, Bruyette & Woods, Inc.

Registration Statement File No.:	333-204870

Time of Sale Prospectus:	Prospectus dated June 11, 2015 relating to the Shelf Securities and the preliminary prospectus supplement dated June 11, 2015 relating to the Securities

Free Writing Prospectus:	Final Term Sheet filed with the Commission by the Company on June 11, 2015 pursuant to Rule 433 under the Securities Act and attached hereto as Schedule III

Securities to be purchased:	7.25% Subordinated Notes due 2055

Principal Amount of Firm Securities:	$150,000,000

Principal Amount of Option Securities:	$22,500,000

Purchase Price:	96.85% of Principal Amount

Initial Public Offering Price:	100% of Principal Amount

Selling Concession:	$0.50 per $25 of Principal Amount

Reallowance:	$0.45 per $25 of Principal Amount

Closing Date and Time:	June 18, 2015, 9:00 a.m. EDT

Closing Location:	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

I-1

Address for Notices to Underwriters:	Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, NY 10036 Attention: Investment Banking Division Phone: (212) 761-6691 Facsimile: (212) 507-8999

UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019 Attention: Fixed Income Syndicate Phone: (203) 719-1088 Facsimile: (203) 719-0495

Keefe, Bruyette & Woods, Inc. 787 Seventh Avenue, 4th Floor New York, NY 10019 Phone: (212) 887-7777 Facsimile: (212) 541-1799

Address for Notices to the Company:	AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor, New York, NY 10038 Attention: Stephen B. Ungar, Secretary Phone: (212) 220-7120 Facsimile: (212) 220-7130

I-2

SCHEDULE II

Underwriter	Principal Amount of Firm Securities To Be Purchased
Morgan Stanley & Co. LLC.	$57,000,000
UBS Securities LLC	$57,000,000
Keefe, Bruyette & Woods, Inc.	$28,500,000
William Blair & Company, L.L.C.	$4,500,000
JMP Securities LLC	$2,250,000
Compass Point Research & Trading LLC	$750,000
Total:	$150,000,000

II-1

SCHEDULE III

Final Term Sheet

III-1

ANNEX A-1

Form of Sidley Austin Opinion

A-1-1

ANNEX A-2

Form of Opinions of Stephen B. Ungar, General Counsel and Secretary of AmTrust Financial Services, Inc. and Various External and In-house Counsel of Material Subsidiaries Listed on Annex B

A-2-1

ANNEX B

Material Subsidiaries

1.	AmTrust Europe Limited

2.	AmTrust International Insurance Ltd.

3.	Technology Insurance Company, Inc.

4.	Wesco Insurance Company

B-1